CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Metropolitan Series Fund, Inc. on Form N-14AE of our report dated February 14, 2005 relating to the financial statements of Lord Abbett Growth and Income Portfolio, a series of Met Investors Series Trust, for the year ended December 31, 2004 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 15, 2005